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                           AMENDED AND RESTATED
                                  BYLAWS
                                    OF
                           SCHEID VINEYARDS INC.


                                 ARTICLE I
                                  OFFICES

       SECTION 1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

       SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                 ARTICLE II
                               CORPORATE SEAL

       SECTION 1. CORPORATE SEAL. If the Board of Directors adopts a corporate seal, such seal shall have inscribed thereon the name of the corporation and the state and date of its incorporation. If and when a seal is adopted by the Board of Directors, such seal may be engraved, lithographed, printed, stamped, impressed upon or affixed to any contract, conveyance, certificate for shares or other instrument executed by the corporation.

                                ARTICLE III
                        MEETINGS AND VOTING RIGHTS

       SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held at such place, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

       SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

       SECTION 3.  SPECIAL MEETINGS.

       (a) Special meetings of the stockholders, for any purpose or purposes, may be called by a majority of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the holders of shares entitled to cast not less than twenty-five percent (25%) of the voting power of any class of stock entitled to vote at the meeting. In calculating "voting power" for purposes of these Bylaws, special voting rights set forth in the corporation's Certificate of Incorporation shall be taken into account, giving effect to separate class or series votes as applicable.


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           (b)    Upon written request to the Chairman of the Board of
Directors, the Chief Executive Officer, any vice president or the Secretary of the corporation by any person or persons (other than the Board of Directors) entitled to call a special meeting of the stockholders, such officer forthwith shall cause notice to be given to the stockholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, such time to be not less than thirty-five (35) nor more than sixty (60) days after receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the person or persons calling the meeting may give notice thereof in the manner provided by law or in these bylaws. Nothing contained in this Section 3 shall be construed as limiting, fixing or affecting the time or date when a meeting of stockholders called by action of the Board of Directors may be held.

           (c) At a special meeting, notice of which has been given in accordance with this Section 3, action may not be taken with respect to business, the general nature of which has not been stated in such notice.

       SECTION 4. NOTICE OF MEETINGS. Written notice of each meeting, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of any meeting shall state in general terms the purpose or purposes for which the meeting is called.

       SECTION 5.  QUORUM AND TRANSACTION OF BUSINESS.

           (a) Where a separate vote by class or series is required with respect to any matter pursuant to the corporation's Certificate of Incorporation, the holders of shares entitled to cast a majority of the votes which would be cast by all shares of such class or series entitled to vote thereon shall constitute a quorum at any meeting of the stockholders. With respect to any other matter, the holders of shares entitled to cast a majority of the votes which could be voted thereon shall constitute a quorum. If a quorum is present, the affirmative vote of the majority of the voting power represented at the meeting on any matter shall be the act of the stockholders, except as otherwise required by law or by the Certificate of Incorporation, and except as provided in subsection (b) below.

           (b) The stockholders present at a duly called or held meeting of the stockholders at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, provided that any action taken (other than adjournment) is approved by at least a majority of the voting power required to constitute a quorum.

           (c) In the absence of a quorum, no business other than adjournment may be transacted, except as described in subsection (b) above.

       SECTION 6. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of shares represented at such meeting either in person or by proxy and entitled to vote at such meeting.

       In the event any meeting is adjourned, it shall not be necessary to give notice of the time and place of such adjourned meeting pursuant to Sections 8 and 9 of these Bylaws; provided, however, that if any of the following three events occur, such notice must be given:

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              (a)    announcement of the adjourned meeting's time and place
is not made at the original meeting which it continues or

              (b) such meeting is adjourned for more than forty-five (45) days from the date set for the original meeting or

              (c)    a new record date is fixed for the adjourned meeting.

       At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

       SECTION 7. VOTE; PROXY. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting rights for each of the Class A Common Stock and the Class B Common Stock shall be as set forth in the Certificate of Incorporation. No proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting.

       SECTION 8. ACTION IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

       SECTION 9. STOCKHOLDERS RECORD. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order by class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE IV
                                  DIRECTORS

       SECTION 1. POWERS. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts

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and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

       SECTION 2. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than eleven (11). The first Board of Directors shall consist of five
(5) directors. The directors need not be stockholders. Except for the first Board of Directors, the directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his or her successor is elected and qualified, unless he or she shall resign, become disqualified, disabled or otherwise removed.

       SECTION 3. VACANCIES. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

       SECTION 4. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

       SECTION 5. PLACE OF MEETINGS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

       SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

       SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer on two (2) days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice on the written request of two (2) directors unless the Board of Directors consists of only one (1) director, in which case special meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice on the written request of the sole director.

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       SECTION 8.  QUORUM.  At all meetings of the Board of Directors a majority of the number of directors constituting the whole Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

       SECTION 9. ACTION IN LIEU OF MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting and without notice thereof, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

       SECTION 10. CONFERENCE CALL MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

       SECTION 11. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

       In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

       Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation. Unless the resolution creating such committee or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

       SECTION 12. MINUTES OF MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

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                                   ARTICLE V
                                   OFFICERS

       SECTION 1. GENERAL. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Secretary, a Chief Financial Officer and such other officers as in its opinion are desirable for the conduct of the business of the corporation. The Board of Directors may also choose a Treasurer, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

       SECTION 2. POWERS AND DUTIES. Each of the officers of the corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his or her respective office as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors.

       SECTION 3. SALARY. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or a committee thereof.

       SECTION 4. TERM OF OFFICE; REMOVAL AND VACANCY. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.
Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

       SECTION 5. POWER TO VOTE STOCK. Unless otherwise ordered by the Board of Directors, each of the Chairman of the Board, Chief Executive Officer and Chief Operating Officer of the corporation shall have the full power and authority on behalf of the corporation to attend and to vote at any meeting of the stockholders of any corporation in which the corporation may hold stock, and may exercise on behalf of the corporation any and all of their rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                 ARTICLE VI
                                CAPITAL STOCK

       SECTION 1. CERTIFICATES OF STOCK. The shares of the corporation shall be represented by a certificate or shall be uncertificated.
Certificates shall be signed by, or in the name of the corporation by, the Chairman of the Board of Directors, or the Chief Executive Officer or a Vice President, and by the Treasurer or the Secretary of the corporation.

       SECTION 2. FACSIMILE SIGNATURES. Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such

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certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

       SECTION 3. LEGENDS. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

       SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

       SECTION 5. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

       SECTION 6. FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

       SECTION 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote

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as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                  ARTICLE VII
                                   NOTICES

       SECTION 1. NOTICE. Whenever, under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or by facsimile.

       SECTION 2. WAIVER. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 ARTICLE VIII
                              GENERAL PROVISIONS

       SECTION 1. DIVIDENDS. Dividends upon the capital stock of the corporation subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in rights or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

       SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

       SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

       SECTION 4. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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                                  ARTICLE IX
                                INDEMNIFICATION

       SECTION 1. To the fullest extent permitted by the Certificate of Incorporation, the corporation shall indemnify its officers and directors and, in the sole discretion of the Board of Directors, may indemnify its employees and agents.

       SECTION 2. This Section shall apply to any time and from time to time only to the extent that the laws of California govern the affairs of the corporation by virtue of the application of Section 2115 of the California General Corporation Law.

              (a) For purposes of this Section: "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; and "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.

              (b) The corporation shall indemnify each of its directors and officers, acting in any capacity as an agent of the corporation, to the fullest extent permissible under the California General Corporation Law, as now in effect or as hereafter amended, including those circumstances in which indemnification would otherwise be discretionary, against any and all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties, and including attorneys' fees and any expenses of establishing a right to indemnification under this subsection (b)) reasonably incurred or suffered by such person in connection with any proceedings, whether brought by or in the right of the corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been an agent of the corporation, and such right of indemnification shall inure to the benefit of such person's heirs, executors, personal representatives and estate.

       Expenses incurred in defending any proceeding shall be advanced by the corporation before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an agent covered by this subsection
(b) to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized by these Bylaws, law, the Certificate of Incorporation or agreement.

       The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself, create a presumption that a person is not entitled to indemnification hereunder.

       The corporation shall determine whether a person is entitled to indemnification under this subsection (b) by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the involved proceeding, (ii) if such quorum of directors is not obtainable, by independent legal counsel, selected by the mutual agreement of the corporation and the person seeking indemnification, in a written opinion, or
(iii) approval by the affirmative vote of the holders of shares representing a majority of the voting power of the corporation represented at a duly held meeting at which a quorum is present; provided, that, for purposes of determining the required quorum of any meeting of stockholders called to approve indemnification of such person and the vote, the shares owned by the person to be indemnified shall not be considered outstanding and shall not be entitled to vote thereon.

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                   The rights of a person covered by this subsection (b) to
bring suit against the corporation shall include the following:

                     (i) In the case of a director, if there has been no determination by the corporation, or if the corporation determines, that the director substantively would not be permitted to be indemnified in whole or in part under the California General Corporation Law, such director shall have the right to bring suit seeking an initial determination by the court or challenging any such determination by the corporation or any aspect thereof, and the corporation, by this subsection (b), consents to service of process and to appear in any such proceeding. Any determination by the corporation otherwise shall be conclusive and binding on the corporation and such director.

                     (ii) If a claim for advances under this subsection (b) is not paid in full by the corporation within 30 days after a written claim and appropriate undertaking have been received by the corporation, such person may at any time thereafter bring suit against the corporation to recover the unpaid amount. If successful, in whole or in part, such person shall be entitled to be paid also the expenses of prosecuting such claim.

                   In any action brought by a person to enforce a right of indemnification hereunder, or by the corporation to recover payments by the corporation of expenses incurred by such person in connection with a proceeding in advance of its final disposition, the burden of proving that such person is not entitled to be indemnified under this subsection (b) or otherwise shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of a proceeding that indemnification of a person covered by this subsection (b) is proper in the circumstances because such person has met the applicable standard of conduct under the California General Corporation Law, nor an actual determination by the corporation that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of an action brought by such person, be a defense to the action.

                  (c) The corporation shall have the power, but except as provided in subsection (b) above shall not be obligated, to indemnify each of its agents to the fullest extent permissible under the California General Corporation Law, as now in effect or as hereafter amended, including those circumstances in which indemnification would otherwise be discretionary, against any and all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines and ERISA excise taxes or penalties) reasonably incurred or suffered by such person in connection with any proceedings, whether brought by or in the right of the corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been an agent of the corporation, and any such indemnification shall inure to the benefit of such person's heirs, executors, personal representatives and estate.

                  Expenses incurred in defending any proceeding may, in the discretion of the corporation, be advanced by the corporation before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an agent covered by this subsection (c) to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized by these Bylaws, law, the Certificate of Incorporation or agreement.

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

              The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, shall not, of itself, create a presumption that a person is not eligible to be indemnified hereunder.

              The corporation shall determine whether a person seeking indemnification under this subsection (c) is eligible to be so indemnified and whether the corporation shall indemnify such person or shall provide advances to such person by any of the following at the corporation's sole option: (i) a majority vote of a quorum consisting of directors who are not parties to the involved proceeding, (ii) if such a quorum is not obtainable, by independent legal counsel selected by the corporation in a written opinion, or (iii) approval by the affirmative vote of the holders of shares representing a majority of the voting power of the corporation represented at a duly held meeting at which a quorum is present; provided, that, for purposes of determining the required quorum of any meeting of stockholders called to approve indemnification of such person and the vote, the shares owned by the person to be indemnified shall not be considered outstanding and shall not be entitled to vote thereon. Any such determination by the corporation shall be conclusive and binding on the corporation and such person.

              (d) The indemnification provided for in this Section 2 shall not be deemed exclusive of any other rights to indemnification which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The right of indemnification under subsection (b) above shall be deemed to create contractual rights in favor of persons entitled to indemnification thereunder. The provisions of this
Section 2 shall be applicable to claims commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

              (e) Neither the amendment nor repeal of this Section 2, nor the adoption of any provision of the Certificate of Incorporation or Bylaws or of any statute inconsistent with this Section 2, shall adversely affect any right or protection of a director, officer or agent of the corporation existing at the time of such amendment, repeal or adoption of such a provision.

              (f) Upon and in the event of a determination by the Board of Directors of the corporation to purchase such insurance, the corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Section 2.

                                  ARTICLE X
                                  AMENDMENTS

       SECTION 1. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting; provided, however, that the corporation shall not alter or change the rights, preferences, privileges or restrictions of either the Class A Common Stock or the Class B Common Stock in any way that would adversely affect such class or that would adversely affect the relative rights, preferences, privileges or restrictions of the other class in comparison with the altered or changed class without first obtaining the approval by vote or written

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

consent, in the manner provided by law, of holders of a majority of the total number of shares of the adversely affected class outstanding, voting as a separate class. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

As amended through May 28, 1998

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